SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                          13-4026700
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification no.)
              1585 Broadway
               New York, NY                                           10036
 (Address of Principal Executive Offices)                           (Zip Code)

  If this form relates to                    If this form relates to
  the registration of a                      the registration of a
  class of securities pursuant               class of securities pursuant
  to Section 12(b) of the Exchange           to Section 12(g) of  the Exchange
  Act and is effective pursuant to           Act and is effective pursuant to
  General Instruction A.(c),                 General Instruction A.(d),
  please check the  following box. |X|       please check the following box. |_|


Securities Act registration statement file number to which this form relates:
333-64879
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                     Name of Each Exchange on Which
       to be so Registered                     Each Class is to be Registered
       -------------------                     ------------------------------
       SATURNS Sears Roebuck                       New York Stock Exchange
Acceptance Corp. Debenture Backed
          Series 2003-1
          Callable Units

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.  Description of Registrant's Securities to be Registered.

         For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary," "Risk Factors" and "Description of the Units" on pages S-2 through S-7, S-8 through S-10 and S-11 through S-13, respectively, of the Registrant's related Prospectus Supplement, dated January 24, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.  Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January __, 2003

                                                     MS STRUCTURED ASSET CORP.
                                                     (Registrant)


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title: